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                                                                    Exhibit 21.1
                                                                    ------------

           COOPER CAMERON CORPORATION -- SUBSIDIARIES & JOINT VENTURES
           -----------------------------------------------------------
                              (As of March 1, 2003)
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                                                                                                                State/Country of
                                                                                 % Owned        % Owned          Incorporation or
Cooper Cameron Corporation (Delaware) -- Parent                               By Subsidiary       by CCC           Organization
------------------------------------------------                              -------------      -------           ------------
   Cameron Algerie     (1 share owned by CCPEG)                                                      100%       Algeria
   Cameron Argentina S.A.I.C. (122,700 shares owned by CCPEG)                Less than 1%            100%       Argentina
   Cameron GmbH                                                                                      100%       Germany
   Cameron Services Middle East LLC  (Joint Venture)/1/                                               24%       Oman
   Cameron Venezolana, S.A.                                                                          100%       Venezuela
      -Cameron Remanufacturas, C.A.                                                  100%                       Venezuela
      -Camercay, Ltd.                                                                100%                       Grand Cayman
   Compression Services Company                                                                      100%       Ohio
   Cooper Cameron do Brasil Ltda.   (1 share owned by CCPEG)/2/                                      100%       Brazil
   Cooper Cameron Foreign Sales Company Ltd.                                                         100%       Barbados
   Cooper Cameron Holding (Cayman) Limited                                                           100%       Cayman
      -Cameron Australasia Pty. Ltd.                                                 100%                       Australia
      -Cooper Cameron (Gibraltar) Limited                                            100%                       Gibraltar
         --Cooper Cameron (Luxembourg) SARL                                          100%                       Luxembourg
             ---Cameron Ireland Limited                                              100%                       Ireland
             ---Cooper Cameron Limited                                               100%                       Canada
             ---Cooper Cameron Canada, Ltd.                                          100%                       Canada
             ---Cooper Cameron Holding (Luxembourg) SARL                             100%                       Luxembourg
             ---Cooper Cameron Holding (U.K.) Limited                                100%                       United Kingdom
                  ----Cameron France, S.A.S.                                         100%                       France
                       -----Cameron Gabon, S.A.S  (1 share owned by Chmn)            100%                       Gabon
                  ----Cooper Cameron (U.K.) Limited                                  100%                       United Kingdom
                       -----Cooper Cameron (U.K.) Investments Limited                100%                       United Kingdom
                          ------Flow Link Systems Private Ltd.                       100%                       United Kingdom
                          ------Nutron Manufacturers (India) Private Limited         100%                       India
                          ------Nutron Flow Control International (U.K.) Limited     100%                       United Kingdom
                          ------Flow Control-Tati Production Sdn. Bhd.               100%                       Malaysia
                          ------Nutron Flow Control Sdn. Bhd.                        100%                       Malaysia
                  -----Cameron Offshore Engineering Limited                          100%                       United Kingdom
                  -----Cooper Cameron Pensions Limited                               100%                       United Kingdom
                  -----Cameron Integrated Services Limited                           100%                       United Kingdom
             ----Cooper Cameron Holding B.V.                                         100%                       Netherlands
                  -----Cooper Energy Services B.V.                                   100%                       Netherlands
                  -----Cameron B.V.                                                  100%                       Netherlands
                  ----Cooper Cameron Holding (Norway) AS                             100%                       Norway
                       ------Cameron Norge AS                                        100%                       Norway
   Cooper Cameron (Malaysia) Sdn Bhd/3/                                                               49%       Malaysia
   Cooper Cameron (Holding) Corp.                                                                    100%       Nevada
   Cooper Cameron Corporation Nigeria Limited                                                         60%       Nigeria
   Cooper Cameron S.R.L.                                                                             100%       Italy
   Cooper Energy Services de Venezuela, S.A.                                                         100%       Venezuela
   Cooper Energy Services International, Inc.                                                        100%       Ohio
      -Canada Tiefbohrgerate und Maschinenfabrik GmbH/6/                             100%                       Austria
   Cooper Cameron (Singapore) Pte. Ltd./4/                                            39%             61%       Singapore
      -Riyan Cameron (B) Sendirian Berhad                                            100%                       Brunei
   Cooper Cameron de Mexico S.A. de C.V.  (1 share owned by CCPEG)                                   100%       Mexico
   Cooper Cameron Petroleum Equipment Group, Inc. (CCPEG)                                            100%       Delaware
   Cooper Turbocompressor, Inc.  (Delaware)                                                          100%       Delaware
   Lyulka-Cooper (Russian Federation Joint Venture- Inactive)/5/                                      50%       Russia
   Orbit Valve International, Inc. (Arkansas)                                                        100%       Arkansas
      -Orbit Valve Company (Arkansas)                                                100%                       Arkansas
   Wellhead Services, Inc. (Nevada)                                                                  100%       Nevada
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1  Partially owned by United Engineering Services LLC
2  Brazilian Law Requires 2 shareholders
3  Local Malaysian law requires that a majority of stock be owned by local residents.
4  Partially owned by Cooper  Energy Services International, Inc.
5  Partially owned by Lyulka-Saturn.
6  1 share owned by CCPEG